CONFIDENTIAL

Project Varsity

Presentation to the Board of Directors

April 11, 2003

Project Varsity

The accompanying material was compiled on a confidential basis, solely for the benefit and use of the Board of Directors (the “Board”) of Ek Chor China Motorcycle Co. Ltd. (together with its affiliates, “EKC” or the “Company”). Neither Bear, Stearns & Co. Inc. (“Bear Stearns”) nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the materials set forth herein.

It should be noted in connection with our review of the matters discussed herein that:

•	In the ordinary course of business, Bear Stearns and its affiliates may hold or actively trade in the securities of the controlling shareholder of the Company, C.P. Pokphand Co. Ltd. (“CPP”), or those of its affiliates, and may at any time hold a long or short position in such securities.

•	Any valuations, estimates or projections contained in the accompanying materials were provided to us by the Company, or prepared or derived from financial and other information supplied by the Company or derived from other public sources, and involve numerous and significant subjective determinations by the Company that may or may not be correct. We have relied upon and assumed, without independent verification, the accuracy and completeness of such information, including without limitation the projections and estimates for the Company provided to us by the Company’s management. We have further relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. Accordingly, no representation or warranty can be made or is made by Bear Stearns as to the accuracy or achievability of any such valuations, estimates or projections.

•	During the course of our engagement by the Company, we were not asked to solicit bids or offers for the Company from other parties, nor were we requested to, and we did not, participate in the negotiations or structuring of any transaction to be considered by the Company. Furthermore, we did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and nor was Bear Stearns furnished with any such evaluation or appraisal.

•	We have necessarily based our review on financial, economic, monetary, market and other conditions, and the information made available to us, as of the date hereof.

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•	Our review does not address (i) any specific mechanics, process, procedures, structure or any other aspect of any transaction, (ii) the Company’s underlying business decision to pursue any transaction, the relative merits of any transaction as compared to any alternative business strategies that might exist for the Company, or (iii) the effects of any transaction in which the Company might engage.

•	Our review addresses information which may be useful to the Board in considering a possible transaction; however, it is not intended to identify all of the information that should be taken into account or the analyses that should be undertaken by the Board in considering the fairness or advisability of any transaction.

•	Our review and the accompanying material does not (i) include a recommendation to the Board on the amount of weight it should assign to any particular methodology or any other factor described in the accompanying material or (ii) constitute a recommendation to the Board or any holder of the Company’s common stock as to how to vote or act in connection with any transaction under consideration, or may be considered, by the Company’s management or Board, as the case may be.

•	We have assumed that any transaction that the Company may choose to pursue will be consummated by means of an arrangement pursuant to which every shareholder of the Company other than CPP will receive the same cash consideration in exchange for their shares of the Company’s common stock, and will be completed in a timely manner without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, which collectively would have an adverse effect on the Company or the contemplated benefits of such transaction to the Company and its shareholders. Furthermore, our review does not consider the potential effects of the tax laws of any jurisdiction.

•	The accompanying material, including without limitation analyses of the Company’s operations, methodologies, estimates and projections, should be reviewed in its entirety as a whole. Furthermore, each of the methodologies presented herein are subject to unique advantages and disadvantages. None of the methodologies should be considered as being more meaningful than others without considering all alternative methodologies along with the advantages, disadvantages and assumptions impacting such methodologies.

The accompanying material is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without the prior written consent of Bear Stearns. We assume no responsibility for updating or revising our review based on circumstances or events occurring after the date of this presentation.

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Table of Contents

Section

1	Executive Summary

2	Public Market Perspective

3	Analysis

A	Ek Chor China Motorcycle Co. Ltd.

B	Shanghai Machinery

C	Luoyang Motorcycle

D	Deni Carburetor

E	ECI Metro

F	Corporate

Appendices

A	Relevant Company and Precedent Transaction Analyses

B	Weighted Average Cost of Capital Analysis

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Section 1

Executive Summary

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Introduction

We appreciate this opportunity to meet with the management and Board of Directors of Ek Chor China Motorcycle Co. Ltd. (together with its affiliates, “EKC” or the “Company”) to discuss the parameters of a going-private transaction.

During our meeting today, we plan to review the following:

•	EKC’s public market performance over the past year

•	An overall perspective on EKC applying several methodologies. Giving due weight and consideration to the various methodologies and other information discussed during our meeting today will, we believe, enhance the likelihood that the Company will succeed in obtaining any requisite shareholder approval.

•	Each of EKC’s joint venture operations, including:

•	Business model, opportunities and risks

•	Financial projections

•	Implications

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EKC’s Public Company Status

EKC has few reasons to remain a public company:

•	No real current or near-term access to capital through public markets

•	Limited liquidity and float (trading volume)

•	Small market capitalization

•	No research coverage, published analyses or earnings estimates by third parties

•	Minority shareholders have no ability to affect Company policies (e.g., dividends)

•	No comparable public companies for comparison or benchmarking

•	Holding company structure with investments in Sino-foreign joint ventures

•	The ability of EKC to control significant aspects of the business and operations of its joint venture is subject to significant limitations

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Benefits of a Going-Private Transaction

A going-private transaction would offer benefits to both C.P. Pokphand Co. Ltd. (“CPP”) and EKC’s minority shareholders.

Benefits to CPP	Benefits to Minority Shareholders
• Eliminates cost of public reporting (financial and operational)	• Liquidity event (cash consideration)

• Gives CPP direct access to EKC’s balance sheet	• Eliminates the following:

– China political, economic, legal and social uncertainties

– Motorcycle and automotive industry risks

– Risks associated with execution of joint ventures’ businessplans

– Risk of no foreseeable future dividend distributions (currentdividend yield is zero)

– Potential conflicts of interest between CPP and minorityshareholders

– Risk caused by limitations on EKC’s ability to controlsignificant aspects of its joint ventures’ businessesand operations

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Section 2

Public Market Perspective

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Overview of EKC Operations and Ownership

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EKC’s Stock Price Performance Since IPO

Since its all-time high in December 1993, EKC’s share price has lost nearly 93% of its value; since 1998, the stock has traded in a very low band.

June 29, 1993 — April 8, 2003

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EKC Last 12 Month Stock Price Perormance

Although EKC is trading above its 12-month average stock price, the stock suffers from limited trading volume and significant volatility.

April 8, 2002 — April 8, 2003

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Earnings per Share History and Projections

EKC’s Earnings per Share	($US per share)

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One-Year Stock Price Performance of EKC Compared with Major Indices

EKC’s stock price is up 36.1% for the last twelve months and has outperformed most of the major indices.

April 8, 2002 — April 8, 2003

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Implications of Change in the Chinese Economy

Although China’s economy in general, and the automotive and motorcycle industries in particular, have been experiencing strong growth, increased competition resulting from the recent WTO entry is expected to cause significant price and margin erosion. We believe:

•	The dominant automotive companies will continue to place significant pricing pressure on their suppliers

•	Changes in regulation will allow greater foreign investments as well as imports

•	Changes in safety and pollution regulations may require the Company to procure advanced component technology, much of which is protected by patents

•	Multi-national motorcycle design, development and manufacturing companies will likely increase their China market presence through direct investments or imports

•	International competition will hasten competitive change, including:

•	Price and margin erosion

•	Technology advancement

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Section 3

Analysis

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Analysis

EKC’s corporate governance, holding company structure and Sino-foreign joint venture investments pose unique challenges to the Company. Since it is impossible to determine the effect of these challenges on EKC and the minority shares, we have not modified our analysis or quantified the effect to EKC or the minority shares.

•	Corporate governance

•	CPP controls approximately 68.2% of EKC’s issued and outstanding shares, thereby limiting the voting power and influence of minority shareholders

–	CPP has appointed all of EKC’s Directors

•	EKC is incorporated in Bermuda, which generally provides less protection (e.g. appraisal or dissenter’s rights) to minority shareholders than Delaware (U.S.) corporations

•	Holding company and joint venture structure

•	EKC does not control each of the joint ventures

–	EKC has management and board influence but no absolute authority(1)

–	Potential conflicts of interest with joint venture partners

•	Business plan execution risk

•	Cash flow and dividend distribution uncertainty

(1)	While EKC has the majority of the board seats and the authority to appoint the General Manager of Luoyang Motorcycle, it has in practice adopted a consensus board decision making process in the operation of Luoyang Motorcycle consistent with the decision making process of EKC’s other joint ventures.

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Section 3-A

Ek Chor China Motorcycle Co. Ltd.

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Summary of Analysis

Giving due weight and consideration to the various methodologies and other information discussed during our meeting today will, we believe, enhance the likelihood that the Company will succeed in obtaining any requisite shareholder approval.

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Stock Price Histogram — Distribution of Trading Prices

During the past three years, EKC’s stock price has not traded above $3.38. During the past year, the closing price has not exceeded $2.80.

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EKC Metrics

EKC Metrics			(US$ in millions, except per share)

	Implied 2003 Price / Earnings	Implied Premium	Current Price / Share (1)	Implied Market Capitalization	Implied Price /Share
LTM Trading Range	2.8—8.7x	(63.3)—14.3%	$2.45	$15.8—49.1	$0.90—2.80
U.S. Equity Comps	7.0—9.0	(8.3)—17.9	2.45	39.4—50.6	2.25—2.89
Average Premium (1 day prior) (2)	9.5—10.3	25.0—35.0	2.45	53.7—58.0	3.06—3.31
Average Premium (30 days prior) (2)(3)	8.4—9.0	35.0—45.0	2.00	47.3—50.8	2.70—2.90

Note:	Highlighted fields indicate the driving statistic for each of the methodologies.
(1)	Current share price as of April 8, 2003, except as noted below.
(2)	See Appendix A for precedent going-private premium analysis. 25 — 35% premium 1 day prior and 35 — 45% premium 30 days prior represent ranges approximated by the median and mean premiums paid in precedent minority buy-in transactions.
(3)	Share price as of March 16, 2003; assumes deal will be announced on April 15, 2003.

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Sum-of-the-Parts Metrics

Discounted Dividend											(US$ in millions, except per share)

	Discount Rate	Perpetual Growth Rate	Dividends					Implied Market Cap + Net Debt	Unrestricted Cash	Debt	Implied Market Capitalization	EKC Ownership	Implied Price / Share
			2003(1)	2004	2005	2006	2007
Shanghai Machinery	19.0—21.0%	(2.0)—0.0%	$10.1	$9.9	$10.0	$10.1	$9.4	NA	NA	NA	$50.6—57.5	50.0%	$1.44—1.64
Luoyang Motorcycle (2)	19.0—21.0	2.0—4.0	0.0	0.0	0.0	0.0	0.0	NA	NA	NA	7.6—10.6	55.0	0.24—0.33
Deni Carburetor	19.0—21.0	(2.0)—0.0	2.6	2.2	1.9	1.6	1.5	NA	NA	NA	9.7—10.8	28.0	0.16—0.17
ECI Metro (2)	19.0—21.0	3.0—5.0	0.0	0.0	0.0	0.0	0.0	NA	NA	NA	2.9—4.0	50.0	0.08—0.11
Corporate (3)	19.0—21.0	1.0—3.0	0.0	0.0	0.0	0.0	0.0	($29.7)—(25.4)	$38.5	$0.0	8.8—13.2	100.0	0.50—0.75

EKC			$12.7	$12.1	$11.9	$11.8	$10.9	($29.7)—(25.4)	$38.5	$0.0	$79.6—96.1		$2.42—3.01

Discounted Cash Flow										(US$ in millions, except per share)

	Discount Rate	Perpetual Growth Rate	Implied Terminal EBITDA Multiple	Free Cash Flow					Implied Market Cap + Net Debt	Unrestricted Cash	Debt	Implied Market Capitalization	EKC Ownership	Implied Price / Share
				2003(1)	2004	2005	2006	2007
Shanghai Machinery	14.0—16.0%	(2.0)—0.0%	3.0—3.8x	$13.8	$10.3	$7.6	$11.2	$11.0	$71.1—$85.5	$4.3	$25.4	$50.0—$64.4	50.0%	$1.43—$1.84
Luoyang Motorcycle	14.0—16.0	2.0—4.0	3.3—4.7	0.0	0.0	0.0	0.0	0.0	13.6—21.0	1.9	6.3	9.2—16.6	55.0	0.29—0.52
Deni Carburetor	14.0—16.0	(2.0)—0.0	2.7—3.4	4.7	3.3	2.6	2.2	2.2	18.0—21.0	2.7	4.2	16.5—19.5	28.0	0.26—0.31
ECI Metro	14.0—16.0	3.0—5.0	2.5—3.6	(3.4)	(0.3)	0.5	0.6	0.8	0.9—2.9	11.0	5.5	6.4—8.3	50.0	0.18—0.24
Corporate (3)	19.0—21.0	1.0—3.0	NM	(4.5)	(4.3)	(4.5)	(4.6)	(4.7)	(29.7)—(25.4)	38.5	0.0	8.8—13.2	100.0	0.50—0.75

EKC				$10.6	$8.9	$6.2	$9.5	$9.3	$73.9—105.0	$58.4	$41.4	$90.9—122.0		$2.66—3.66

Precedent Transactions						(US$ in millions, except per share)

	LTM EBITDA Multiple	LTM EBITDA	Implied Market Cap + Net Debt	Unrestricted Cash	Debt	Implied Market Capitalization	EKC Ownership	Implied Price /Share

Shanghai Machinery	2.5—3.0x	$25.7	$64.3—77.1	$4.3	$25.4	$43.2—56.0	50.0%	$1.23—1.60
Luoyang Motorcycle	3.0—3.5	6.4	19.2—22.4	1.9	6.3	14.7—17.9	55.0	0.46—0.56
Deni Carburetor	2.5—3.0	7.4	18.6—22.3	2.7	4.2	17.1—20.8	28.0	0.27—0.33
ECI Metro	3.0—3.5	0.8	2.5—2.9	11.0	5.5	8.0—8.4	50.0	0.23—0.24
Corporate(3)	NM	NM	(29.7)—(25.4)	38.5	0.0	8.8—13.2	100.0	0.50—0.75

EKC			$74.8—99.3	$58.4	$41.4	$86.7—117.9		$2.70—3.48

Note:	Highlighted fields indicate the driving statistic for each of the methodologies.
Note:	See Appendix for precedent Asian automotive parts manufacturer transaction analysis, precedent minority buy-in premium analysis and weighted average cost of capital analysis.
Note:	Cash and debt balances as of February 28, 2003.
(1)	Represents ten months (83.3% of 2003 budget).
(2)	Assumes a dividend yield of 75% (approximately, the average dividend yield for Shanghai Machinery and Deni Carburetor) is implemented in 2008; no dividend in 2003 — 2007 in accordance with joint venture model and low earnings or negative retained earnings expectations.
(3)	Analysis based on discounted cash flow. Cash includes $2.6 million of non-cash generating assets (based on management’s assertion that the market value of the Company’s real estate holdings approximate 50% of the book value of $5.2 million).

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Illustrative Sum-of-the-Parts Metrics

(US$ per share)

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Section 3-B

Shanghai Machinery

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Shanghai Machinery

Business and Market Overview

Shanghai Machinery is the leading automotive air conditioning compressor manufacturer in China, having manufactured approximately one million air conditioning compressors in 2002. Shanghai Machinery also manufactures receiver dryers, which are often sold in bundles with air conditioning compressors. Shanghai Machinery’s leading customers include Shanghai Volkswagen (a Sino-foreign joint venture in which Shanghai Automotive Industry Corporation owns a 25% equity interest), Shanghai General Motors and First Automotive Works. Shanghai Machinery derives approximately 85% of its revenue and gross profit from the sale of air conditioning compressors and the remaining 15% of its revenue and gross profit from the sale of receiver dryers.

Governance

	Ek Chor	Shanghai Automotive	Longhua County
Ownership Interest	50%	40%	10%
Board Representation (Seats)	4	3	1
Management Appointment	Marketing Deputy General Manager (“DGM”)	GM	None
	Finance DGM	DGM

Term of Joint Venture Agreement

Original term of 25 years (expiring 2015), which may be extended with the mutual consent of the participants in the venture, subject to the approval of government authorities in the People’s Republic of China (the “PRC”).

Summary Income Statement(1)	(US$ in millions)

	Fiscal Year Ended December 31,
	2001A	2002A	2003E
Revenue	$119.1	$130.1	$133.4
Revenue Growth	3.3%	9.3%	(8.1%)
Cost of Goods Sold	87.3	97.9	105.9

Gross Profit	31.8	32.2	27.5
Gross Margin	26.7%	24.8%	20.6%
SG&A	8.4	11.9	10.9
Joint Venture Income	0.4	1.2	1.8

EBIT	23.8	21.5	18.4
EBIT Margin	20.0%	16.5%	13.8%
Depreciation & Amortization	4.6	4.2	4.4

EBITDA	28.3	25.7	22.8
EBITDA Margin	23.8%	19.8%	17.1%

Summary Balance Sheet

Feb 28, 2003
“Unrestricted” Cash(2)	$4.3
“Restricted” Cash(3)	10.9
Receivables	33.4
Inventory	30.3
Other Current Assets	0.3
PP&E	28.5
Other Non-Current Assets	9.8

Total Assets	$117.5

Accounts Payable	$29.6
Other Current Liabilities	6.4
Debt	25.4

Total Liabilities	61.4
Minority Interest	0.0
Equity(4)	56.1

Liabilities and Equity	$117.5

(1)	Source: Shanghai Machinery management, March 2003.
(2)	“Unrestricted” cash equals total cash less “Restricted” cash.
(3)	“Restricted” cash is unavailable for distribution to shareholders due to PRC joint venture rules relating to reserve accounts. Shanghai Machinery estimates that as of February 2003, reserve accounts include approximately $4.0 million in the Reserve Fund and $7.0 million in the Enterprise Expansion Fund. Shanghai Machinery expects to allocate 6% of net income to the Reserve Fund and 6% of net income to the Enterprise Expansion Fund. For purposes of our analysis, “Restricted” cash is assumed to be unavailable for distribution to shareholders, except with respect to the Reserve Fund and Enterprise Expansion Fund upon dissolution of the joint venture.
(4)	Includes amounts allocated to Reserve and Enterprise Expansion Funds.

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Shanghai Machinery Strengths and Weaknesses

•	Strengths / Opportunities

•	A/C compressor market share (estimated at 80% for new sedans / mid-sized compressors)

•	Relationship with Shanghai Automotive Industry Corporation

–	Joint venture partner has ownership interests in both Shanghai Volkswagen and Shanghai Machinery

•	Export sales opportunities

–	India, Indonesia, Korea, South Africa, South America and other developing markets as well as the U.S.

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Shanghai Machinery Strengths and Weaknesses (cont.)

•	Weaknesses / Risks

•	Significant technology risks / new market environment

–	Uncertainty regarding automotive companies roll-out of next-generation engine design

–	Shanghai Volkswagen already transitioning toward advanced compressor systems

–	The Company will need to develop or procure new products

–	A/C compressor technology is well developed worldwide, and heavily protected with patents

–	Re-engineering / in-house development would be costly and difficult to avoid patent infringement

•	Competition is fierce

–	Forecasting significant price erosion

–	Complementary component manufacturers may expand into competing product lines

–	Product line limited to sedans; competitors in small and large truck segments may expand into this market segment
–	China’s entry into the WTO lifted many import restrictions and lowered tariffs

–	Expected to lead to increased competition (i.e., imported products and foreign-owned manufacturers)

–	Shanghai Machinery previously had the largest quota to import compressors

•	Customer concentration

–	Top 4 accounts represent approximately 60% of revenue

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Shanghai Machinery Summary Financial Results

Income Statement and Selected Cash Flow Items	(US$ in millions, except per unit)

	Fiscal Year Ended December 31,		Projected Fiscal Year Ending December 31,
	2001	2002	2003	2004	2005	2006	2007
Average Price — Compressors			$112.0	$113.1	$104.0	$95.7	$88.1
Units (thousands) — Compressors			988	1,000	1,175	1,315	1,470

Compressor Revenue			$110.6	$113.1	$122.3	$125.9	$129.5
Average Price — Receiver Dryers			14.3	13.6	12.9	12.3	11.7
Units (thousands) — Receiver Dryers			630	650	670	690	710

Receiver Dryer Revenue			$9.0	$8.8	$8.7	$8.5	$8.3
Other Revenue			13.7	18.3	19.6	20.2	20.7

Total Revenue	$119.1	$130.1	$133.4	$140.2	$150.6	$154.5	$158.4
Revenue Growth	3.3%	9.3%	(8.1%)	5.1%	7.4%	2.6%	2.5%
Cost of Goods Sold	87.3	97.9	105.9	112.3	121.9	126.4	129.9

Gross Profit	31.8	32.2	27.5	27.9	28.6	28.1	28.5
Gross Margin	26.7%	24.8%	20.6%	19.9%	19.0%	18.2%	18.0%
SG&A	8.4	11.9	10.9	11.4	12.4	13.3	14.4
Joint Venture Income	0.4	1.2	1.8	1.9	2.1	2.3	2.5

EBIT	23.8	21.5	18.4	18.4	18.3	17.1	16.6
EBIT Margin	20.0%	16.5%	13.8%	13.1%	12.2%	11.0%	10.4%
Interest Expense	1.6	1.4	1.3	1.2	1.1	1.1	1.0
Other	(0.2)	0.1	0.0	0.0	0.0	0.0	0.0

Pretax Income	22.3	20.0	17.1	17.2	17.2	16.0	15.5
Pretax Margin	18.7%	15.4%	12.8%	12.3%	11.4%	10.3%	9.8%
Taxes	6.0	5.4	4.0	4.0	4.0	3.6	3.5
Effective Tax Rate	26.9%	26.8%	23.6%	23.4%	23.2%	22.6%	22.2%

Net Income(1)	16.3	14.7	13.0	13.2	13.2	12.4	12.1
Net Margin	13.7%	11.3%	9.8%	9.4%	8.8%	8.0%	7.6%
Depreciation & Amortization	4.6	4.2	4.4	4.0	3.9	3.9	3.9

EBITDA	28.3	25.7	22.8	22.4	22.3	20.9	20.4
EBITDA Margin	23.8%	19.8%	17.1%	16.0%	14.8%	13.6%	12.9%
Capital Expenditures	(3.7)	(5.6)	(4.9)	(4.8)	(7.2)	(3.9)	(3.9)
Changes in Working Capital	0.6	3.1	4.1	(1.8)	(2.0)	(0.8)	(0.8)
Dividends Paid to Shareholders	13.0	13.1	12.1	9.9	10.0	10.1	9.4

Source: Shanghai Machinery management, dated March 2003.

(1)	Net income is reported before minority interest.

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Shanghai Machinery Financial Highlights

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Shanghai Machinery — Summary of Analysis

Analysis		(US$ in millions, except per share)

Analysis	Implied Enterprise Value	Cash	Debt	Implied Market Capitalization	Implied Contribution to EKC Price /Share
Discounted Dividend	NA	NA	NA	$53.7	$1.53
Discounted Cash Flow	$77.4	$4.3	$25.4	56.3	1.61
Precedent Transactions	70.7	4.3	25.4	49.6	1.41

Price / Share Calculation		(US$ in millions, except per share)

	Discounted Dividend	Discounted Cash Flow	Precedent Transactions
LTM EBITDA	NA	NA	$25.7
LTM EBITDA Multiple	NA	NA	2.75x
PV of 2003 — 2007 Dividends / Cash Flows	$33.6	$40.2	NA
PV of Terminal Value	20.1	37.2	NA

Implied Enterprise Value	NA	77.4	$70.7
Less: Total Debt	NA	(25.4)	(25.4)
Plus: “Unrestricted” Cash	NA	4.3	4.3

Implied Market Capitalization	53.7	56.3	49.6
EKC Ownership Interest	50.0%	50.0%	50.0%
EKC Interest	$26.9	$28.2	$24.8
EKC’s Fully Diluted Shares (millions)	17.526	17.526	17.526
Implied Contribution to EKC’s Price / Share	$1.53	$1.61	$1.41
Selected Assumptions:
Discount Rate	20.0%	15.0%	NA
Perpetual Growth Rate	(1.0%)	(1.0%)	NA

Note:	Please see Appendices A & B for relevant company and precedent transaction analyses, as well as weighted average cost of capital analysis.

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Shanghai Machinery Discounted Cash Flow Model

Projected Cash Flows(1)	($ in millions, except per share)

	Ten Months 2003(2)	Projected Fiscal Year Ending December 31,				CAGR 2003-2007
		2004	2005	2006	2007
Revenue	$111.2	$140.2	$150.6	$154.5	$158.4	4.4%
EBITDA (including other income)	19.0	22.4	22.3	20.9	20.4	(2.7%)
Depreciation	(3.5)	(3.9)	(3.9)	(3.9)	(3.9)
Amortization	(0.2)	(0.2)	(0.0)	0.0	0.0

EBIT	15.3	18.4	18.3	17.1	16.6	(2.6%)
Unlevered Cash Taxes	(3.6)	(4.3)	(4.3)	(3.9)	(3.7)

NOPAT	11.7	14.1	14.1	13.2	12.9	(2.2%)
Depreciation	3.5	3.9	3.9	3.9	3.9
Amortization	0.2	0.2	0.0	0.0	0.0
Capital Expenditures	(4.1)	(4.8)	(7.2)	(3.9)	(3.9)
Working Capital Need	3.4	(1.8)	(2.0)	(0.8)	(0.8)
Allocation to Reserve Funds / Restricted Cash	(0.9)	(1.2)	(1.2)	(1.1)	(1.1)

Unlevered Free Cash Flow	13.8	10.3	7.6	11.2	11.0	(5.5%)
Present Value of Free Cash Flows	13.2	8.5	5.5	7.1	6.0

Present Value of Equity @ 2/28/03

Perpetual Growth
PV of 2003 - 2007 Free Cash Flows	$40.2
PV of Terminal Value	37.2

Implied Enterprise Value	77.4
Less: Total Debt	(25.4)
Plus: “Unrestricted” Cash	4.3

Implied Market Capitalization	56.3
EKC Ownership Interest	50.0%
EKC Interest	$28.2
Fully Diluted Shares (millions)	17.526
Implied Price / Share	$1.61

Implied Price / Share

	Perpetual Growth Rate of Unlevered Free Cash Flow
WACC	(2.0%)	(1.5%)	(1.0%)	(0.5%)	0.0%
14.0%	$1.66	$1.70	$1.74	$1.79	$1.84
14.5	1.59	1.63	1.67	1.71	1.76
15.0	1.53	1.57	1.61	1.65	1.69
15.5	1.48	1.51	1.55	1.58	1.62
16.0	1.43	1.46	1.49	1.52	1.56

DCF Assumptions

Weighted Average Cost of Capital(3)	15.0%
Perpetual Growth Rate of Free Cash Flows(4)	(1.0%)
Implied Terminal EBITDA Multiple	3.3	x
Assumed Debt / Total Capitalization(5)	33.0%
Assumed Cost of Debt(5)	6.0%

(1)	Source: Shanghai Machinery management, dated March 2003.
(2)	Represents ten months or 83.3% of budgeted 2003 results.
(3)	See Appendix B for weighted average cost of capital analysis.
(4)	Perpetual growth rate determined based on qualitative assessment of long-term Company and industry prospects along with management feedback.
(5)	Derived from the estimated average capital structure of each of the four joint ventures.

CONFIDENTIAL	22

Section 3-C

Luoyang Motorcycle

Project Varsity

Luoyang Motorcycle

Business and Market Overview

Luoyang Motorcycle (“Luoyang”) is one of the leading motorcycle manufacturers in China, having manufactured approximately 300,000 motorcycles in 2002 (representing approximately 2.5% market share). Luoyang specializes in the manufacture of 50-125cc motorcycles. Luoyang employs 1,500 people in its production facilities and 500 people in its corporate offices.

The market for 50-125cc motorcycles is highly competitive and includes both large and multi-national companies and small “mom and pop” manufacturers. During the early 1990s, Luoyang was consistently ranked in the top 5 (in terms of total Chinese domestic production). However, by 2001, Luoyang’s market position had slipped to the mid-teens due to a pause in innovative design. During 2002, Luoyang improved its motorcycle designs and increased its market position to #9 (in terms of total Chinese domestic motorcycle production).

Governance

	Ek Chor	Luoyang Northern Motorcycle Works(2)
Ownership Interests	55%	45%
Board Representation (seats)	4	3
Management Appointment	General Manager	Production DGM
	Finance DGM	Technology DGM
	Sales DGM	Personnel DGM

Term of Joint Venture Agreement

Original term of 30 years (expiring 2022), which may be extended with the mutual consent of the participants in the venture, subject to the approval of PRC government authorities.

Summary Income Statement(1)	(US$ in millions)

	Fiscal Year Ended December 31,
	2001A	2002A	2003E
Revenue	$79.2	$105.5	$122.9
Revenue Growth	(22.3%)	33.1%	18.6%
Cost of Goods Sold	74.5	95.9	107.3

Gross Profit	4.8	9.6	15.6
Gross Margin	6.0%	9.1%	12.7%
SG&A	7.8	9.0	14.9
Joint Venture Income	0.0	0.1	2.9

EBIT	(2.0)	0.7	3.6
EBIT Margin	(2.5%)	0.7%	2.9%
Depreciation & Amortization	6.4	5.7	4.8

EBITDA	4.4	6.4	8.4
EBITDA Margin	5.6%	6.1%	6.8%

Summary Balance Sheet

Feb 28, 2003
“Unrestricted” Cash(3)	$1.9
“Restricted” Cash(4)	6.1
Receivables	13.4
Inventory	13.0
Other Current Assets	0.5
PP&E	29.3
Other Non-Current Assets	2.2

Total Assets	$66.5

Accounts Payable	$19.2
Other Current Liabilities	6.1
Debt	6.3

Total Liabilities	31.6
Minority Interest	0.0
Equity(5)	34.9

Liabilities and Equity	$66.5

(1)	Source: Luoyang Motorcycle management, March 2003.
(2)	A PRC state-owned enterprise, named China South Industries Group Corp.
(3)	“Unrestricted” cash equals total cash less “Restricted” cash.
(4)	“Restricted” cash is unavailable for distribution to shareholders due to PRC joint venture rules relating to reserve accounts. Luoyang Motorcycle estimates that as of February 2003, reserve accounts include $1.8 million in the Reserve Fund and $4.3 million in the Enterprise Expansion Fund. Luoyang Motorcycle expects to allocate 3% of net income to the Reserve Fund and 7% of net income to the Enterprise Expansion Fund. For purposes of our analysis, “Restricted” cash is assumed to be unavailable for distribution to shareholders, except with respect to the Reserve Fund and Enterprise Expansion Fund upon dissolution of the joint venture.
(5)	Includes amounts allocated to Reserve and Enterprise Expansion Funds. Assumes the write-off of $12.3 million of bad debt; total equity is net of $17.3 million of accumulated losses; under the laws of the PRC, Sino-foreign joint ventures may not declare and pay dividends unless cumulative retained earnings are positive.

CONFIDENTIAL	23

Project Varsity

Luoyang Motorcycle Strengths and Opportunities

•	Strengths / Opportunities

•	Brand name — well-established brand name generates consumer loyalty

•	Product quality / manufacturing capability

–	Honda engine technology translates into quality reputation

–	Reputation for reliability and safety

–	Invested heavily in engine production capabilities in early 1990s; excess capacity

•	Broad range of products — design mix and engine capacity

–	Motorcycles

–	Scooters

–	Cubs

•	Newer models feature innovative design

–	Design modifications to serve the needs of broad demographic groups (e.g., urban and rural customers)

•	Comprehensive distribution network

–	Non-exclusive sales network attracted by Luoyang’s broad range of products

•	Geographic expansion and export markets represent potential growth opportunity

–	Indonesia, Vietnam, Greece and other developing countries

–	May require significant capital expenditures

CONFIDENTIAL	24

Project Varsity

Luoyang Motorcycle Weaknesses and Risks

•	Weaknesses / Risks

•	Limited in-house engine research and development expertise

–	Purchased Honda 100cc engine technology

–	New engine designs may be expensive to purchase; no in-house design / development capability

–	Other joint ventures in the PRC own their own technology and have foreign technological support and development

•	Competition from other Honda manufacturers

–	Honda has an ownership interest in certain joint venture against which Luoyang competes

–	Honda itself could be a competitor in the future

•	Price competition is fierce

–	China’s entry into the WTO lifted many import restrictions and lowered tariffs

–	Expected to lead to increased competition (i.e., imported products and foreign-owned manufacturers)

–	Sales are moving from large cities to smaller cities (brand conscious) and farm communities (brand less important) where price often drives consumer behavior

•	Intellectual property laws are poorly enforced and new designs are easily copied

–	“Mom & Pop” manufacturers often copy design and undercut price

•	Existing manufacturing facility not located in one of the top 3 motorcycle production facility sites in the PRC, although it is centrally located in China

–	Creates potential sourcing problems with suppliers and component manufacturers

•	Environmental concerns

–	Pollution concerns may lead to restrictions on carbureted engines in mid to large cities

CONFIDENTIAL	25

Project Varsity

Luoyang Motorcycle Summary Financial Results

Income Statement and Selected Cash Flow Items			(US$ in millions, except for per unit)

	Fiscal Year Ended December 31,		Projected Fiscal Year Ending December 31,
	2001	2002	2003	2004	2005	2006	2007
Average Price – Cubs			$324.0	$318.0	$311.0	$306.0	$300.0
Units – Cubs (thousands)			224	248	272	307	343

Cubs Revenue			$72.6	$78.9	$84.6	$94.1	$102.9
Average Price – Scooters			$400.0	$393.0	$385.0	$380.0	$372.0
Units – Scooters (thousands)			90	100	110	120	135

Scooters Revenue			$36.0	$39.3	$42.3	$45.5	$50.2
Other Revenue(1)			14.2	15.2	16.6	17.9	20.0

Total Revenue	$79.2	$105.5	$122.9	$133.3	$143.6	$157.5	$173.1
Revenue Growth	(22.3%)	33.1%	18.6%	8.5%	7.7%	9.7%	9.9%
Cost of Goods Sold	74.5	95.9	107.3	116.3	125.5	136.5	151.2

Gross Profit	4.8	9.6	15.6	17.1	18.1	21.1	21.9
Gross Margin	6.0%	9.1%	12.7%	12.8%	12.6%	13.4%	12.6%
SG&A	7.8	9.0	14.9	16.3	17.1	17.9	18.4
Joint Venture Income(2)	0.0	0.1	2.9	2.9	2.9	2.9	2.9

EBIT	(2.0)	0.7	3.6	3.7	4.0	6.1	6.3
EBIT Margin	(2.5%)	0.7%	2.9%	2.8%	2.8%	3.8%	3.7%
Interest Expense (Income)	0.6	(0.0)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

Pretax Income	(2.7)	0.7	3.8	3.9	4.2	6.2	6.5
Pretax Margin	(3.3%)	0.7%	3.1%	2.9%	2.9%	4.0%	3.8%
Taxes	0.4	0.4	0.0	0.0	0.0	2.0	2.1
Effective Tax Rate(3)	(16.2%)	65.0%	0.0%	0.0%	0.0%	33.0%	33.0%

Net Income	(3.1)	0.2	3.8	3.9	4.2	4.2	4.4
Net Margin	(3.9%)	0.2%	3.1%	2.9%	2.9%	2.7%	2.5%
Depreciation & Amortization	6.4	5.7	4.8	3.4	2.1	1.6	1.5

EBITDA	4.4	6.4	8.4	7.1	6.0	7.6	7.9
EBITDA Margin	5.6%	6.1%	6.8%	5.3%	4.2%	4.8%	4.5%
Capital Expenditures(4)	1.0	0.9	0.5	1.2	1.2	1.2	1.2
Changes in Working Capital	3.9	1.2	1.9	(1.2)	(0.1)	(2.1)	(0.6)
Dividends Paid to Shareholders	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Source: Luoyang Motorcycle management, March 2003.

(1)	Other revenue includes bikes, tricycles, engines and other components.
(2)	Represents royalty income from technology transfer and brand name license (5-year agreement expires in 2006, along with contractual sale of certain engines and components).
(3)	Effective tax rate is projected to be significantly lower than 33% statutory rate as a result of cumulative operating loss carry-forwards.
(4)	The Company projects low capital expenditures based on (i) existing excess capacity, (ii) low maintenance costs and (iii) strategic outsourcing of the manufacture of non-core components.

CONFIDENTIAL	26

Project Varsity

Luoyang Motorcycle Financial Highlights

CONFIDENTIAL	27

Project Varsity

Luoyang Motorcycle Financial Highlights (cont.)

CONFIDENTIAL	28

Project Varsity

Luoyang Motorcycle — Summary of Analysis

Analysis	(US$ in millions, except per share)

Analysis	Implied Enterprise Value	Cash	Debt	Implied Market Capitalization	Implied Contribution to EKC Price / Share
Discounted Dividend	NA	NA	NA	$8.9	$0.28
Discounted Cash Flow	$16.7	$1.9	$6.3	12.3	0.38
Precedent Transactions	20.8	1.9	6.3	16.3	0.51

Price / Share Calculation	(US$ in millions, except per share)

	Discounted Dividend	Discounted Cash Flow	Precedent Transactions
LTM EBITDA	NA	NA	$6.4
LTM EBITDA Multiple	NA	NA	3.25x
PV of 2003–2007 Dividends(1) / Cash Flows	$0.0	$0.0	NA
PV of Terminal Value(2)	8.9	16.7	NA

Implied Enterprise Value	NA	16.7	$20.8
Less: Total Debt	NA	(6.3)	(6.3)
Plus: “Unrestricted” Cash	NA	1.9	1.9

Implied Market Capitalization	8.9	12.3	16.3
EKC Ownership Interest	55.0%	55%	55.0%
EKC Interest	$4.9	$6.7	$9.0
EKC’s Fully Diluted Shares (millions)	17.526	17.526	17.526
Implied Contribution to EKC’s Price / Share	$0.28	$0.38	$0.51
Selected Assumptions:
Discount Rate	20.0%	15.0%	NA
Perpetual Growth Rate	3.0%	3.0%	NA

Note: Please see Appendices A & B for relevant company and precedent transaction analyses, as well as weighted average cost of capital analysis.

(1)	Under the laws of the PRC, Sino-foreign joint ventures may not declare and pay dividends unless cumulative retained earnings are positive; Luoyang’s retained earnings are projected to be negative through 2007.
(2)	Assumed dividends in 2008 and beyond of 66% of net income, consistent with EKC management’s payout expectations.

CONFIDENTIAL	29

Project Varsity

Luoyang Motorcycle Discounted Cash Flow Model

Projected Cash Flows(1)	($ in millions, except per share)

	Ten Months 2003(2)	Projected Fiscal Year Ending December 31,				CAGR 2003–2007
		2004	2005	2006	2007
Revenue	$102.4	$133.3	$143.6	$157.5	$173.1	8.9%
EBITDA (including other income)	7.0	7.1	6.0	7.6	7.9	(1.5%)
Depreciation	(3.9)	(3.3)	(1.9)	(1.4)	(1.4)
Amortization	(0.1)	(0.1)	(0.2)	(0.1)	(0.1)

EBIT	3.0	3.7	4.0	6.1	6.3	15.4%
Unlevered Cash Taxes	0.0	0.0	0.0	(2.0)	(2.1)

NOPAT	3.0	3.7	4.0	4.1	4.3	4.4%
Depreciation	3.9	3.3	1.9	1.4	1.4
Amortization	0.1	0.1	0.2	0.1	0.1
Capital Expenditures	(0.5)	(1.2)	(1.2)	(1.2)	(1.2)
Working Capital Need	1.9	(1.2)	(0.1)	(2.1)	(0.6)
Allocation to Reserve Funds / Restricted Cash	(0.3)	(0.4)	(0.4)	(0.4)	(0.4)

Unlevered Free Cash Flow	8.2	4.3	4.3	1.9	3.6	(22.3%)
Retained Earnings(3)	(17.7)	(14.3)	(10.6)	(6.8)	(2.9)
Present Value of Free Cash Flows(3)	0.0	0.0	0.0	0.0	0.0

Present Value of Equity @ 2/28/03

Perpetual Growth
PV of 2003–2007 Free Cash Flows	$0.0
PV of Terminal Value	16.7

Implied Enterprise Value	16.7
Less: Total Debt	(6.3)
Plus: “Unrestricted” Cash	1.9

Implied Market Capitalization	12.3
EKC Ownership Interest	55%
EKC Interest	$6.7
Fully Diluted Shares (millions)	17.526
Implied Price / Share	$0.38

Implied Price / Share

	Perpetual Growth Rate of Unlevered Free Cash Flow
WACC	2.0%	2.5%	3.0%	3.5%	4.0%
14.0%	$0.40	$0.43	$0.45	$0.49	$0.52
14.5	0.37	0.39	0.42	0.45	0.48
15.0	0.34	0.36	0.38	0.41	0.44
25.5	0.31	0.33	0.35	0.38	0.40
16.0	0.29	0.31	0.33	0.35	0.37

DCF Assumptions

Weighted Average Cost of Capital(4)	15.0%
Perpetual Growth Rate of Free Cash Flows(5)	3.0%
Implied Terminal EBITDA Multiple	3.9	x
Assumed Debt / Total Capitalization(6)	33.0%
Assumed Cost of Debt(6)	6.0%

(1)	Source: Luoyang Motorcycle management, March 2003.
(2)	Represents ten months or 83.3% of budgeted 2003 results.
(3)	Under the laws of the PRC, Sino-foreign joint ventures may not declare and pay dividends unless cumulative retained earnings are positive.
(4)	See Appendix B for weighted average cost of capital analysis.
(5)	Perpetual growth rate determined based on qualitative assessment of long-term Company and industry prospects along with management feedback.
(6)	Derived from the estimated average capital structure of each of the four joint ventures.

CONFIDENTIAL	30

Section 3-D

Deni Carburetor

Project Varsity
Project Varsity

Deni Carburetor

Business and Market Description

Deni Carburetor (“Deni”) is a leading motorcycle and automotive carburetor manufacturer in China. Having manufactured approximately four million motorcycle carburetors in 2002, Deni estimates that it holds 26% motorcycle carburetor market share.

Deni faces competition from Walbro, Mikuni and Keihin; the top four motorcycle carburetor manufacturers are believed to control approximately 60% market share.

Governance

	DongFeng Automobile	Ek Chor	China Zhan jiang	Keihin Seiki
Ownership Interests	32%	28%	20%	20%
Board Representation (Seats)	3	3	2	2
Management	Engineering	Finance DGM Accounting	Production	Quality Control
Appointment	DGM	DGM	DGM	DGM

Term of Joint Venture Agreement

Original term of 30 years (expiring 2023), which may be extended with the mutual consent of the participants in the venture, subject to the approval of PRC government authorities.

Summary Income Statement	(US$ in millions)

	Fiscal Year Ended December 31,
	2001A	2002A	2003E
Revenue	$24.8	$28.7	$27.3
Revenue Growth	(10.7%)	15.6%	(4.7%)
Cost of Goods Sold	17.0	18.9	18.9

Gross Profit	7.8	9.8	8.4
Gross Margin	31.5%	34.2%	30.7%
SG&A	3.7	4.4	3.7

EBIT	4.1	5.4	4.7
EBIT Margin	16.6%	18.8%	17.3%
Depreciation & Amortization	1.9	2.0	2.1

EBITDA	6.0	7.4	6.8
EBITDA Margin	24.3	25.9%	24.8%

Summary Balance Sheet

Feb 28, 2003
“Unrestricted” Cash(2)	$2.7
“Restricted” Cash(3)	2.9
Receivables	11.4
Inventory	6.7
Other Current Assets	0.5
PP&E	11.8
Other Non-Current Assets	1.4

Total Assets	$37.4

Accounts Payable	$4.8
Other Current Liabilities	0.9
Debt	4.2

Total Liabilities	9.9
Minority Interest	0.0
Equity(4)	27.6

Liabilities and Equity	$37.4

(1)	Source: Deni Carburetor management, March 2003.
(2)	“Unrestricted” cash equals total cash less “Restricted” cash.
(3)	“Restricted” cash is unavailable for distribution to shareholders due to PRC joint venture rules relating to reserve accounts. Deni Carburetor estimates that as of February 2003, reserve accounts include $2.4 million in the Reserve Fund and $0.5 million in the Enterprise Expansion Fund. Deni Carburetor expects to allocate 10% of net income to the Reserve Fund and 0% of net income to the Enterprise Expansion Fund. For purposes of our analysis, “Restricted” cash is assumed to be unavailable for distribution to shareholders, except with respect to the Reserve Fund and Enterprise Expansion Fund upon dissolution of the joint venture.
(4)	Includes amounts allocated to Reserve and Enterprise Expansion Funds.

CONFIDENTIAL	31

Project Varsity

Deni Carburetor Strengths and Weaknesses

•	Strengths / Opportunities

•	Leading motorcycle carburetor market share (26%)

–	The motorcycle carburetor market is growing at approximately the same pace as the motorcycle market

–	Alternative technologies (e.g., fuel injection) are not expected to replace motorcycle carburetors in the near future, especially in the 50-150cc engine class

•	Sales and service

–	Building long-term customer relationships

•	Product quality / reputation

•	Export sales opportunities

–	Indonesia, South Africa, South America and other developing markets

•	Weaknesses / Risks

•	Fierce price competition

–	China’s entry into the WTO increases international competition

–	Competition from large multi-national competitors investing in China

•	Technology risk / introduction of fuel injection technology into China’s automotive market

–	Would require the purchase of fuel injection technology at unknown cost

–	Shanghai Volkswagen already transitioning toward fuel injection technology

•	Environmental concerns

–	Pollution concerns may lead to restrictions on carbureted engines in mid to large cities

CONFIDENTIAL	32

Project Varsity

Deni Carburetor Summary Financial Results

Income Statement and Selected Cash Flow Items			(US$ in millions)

	Fiscal Year Ended December 31,		Fiscal Year Ending December 31,
	2001	2002	2003	2004	2005	2006	2007
Average Price – Motorcycle Carburetor			$6.8	$6.1	$5.5	$4.9	$4.4
Units – Motorcycle Carburetor (thousands)			3,500	3,675	3,859	4,052	4,254

Motorcycle Carburetor Revenue			$23.7	$22.4	$21.1	$20.0	$18.9
Average Price – Auto Carburetor			$114.8	$110.2	$110.2	$117.5	$112.8
Units – Auto Carburetor (thousands)			12	10	8	6	5

Auto Carburetor Revenue			$1.4	$1.1	$0.9	$0.7	$0.6
Other Revenue			2.3	2.9	3.6	4.2	4.9

Total Revenue	$24.8	$28.7	$27.3	$26.4	$25.6	$24.9	$24.4
Revenue Growth	(10.7%)	15.6%	(4.7%)	(3.5%)	(3.0%)	(2.6%)	(2.2%)
Cost of Goods Sold	17.0	18.9	18.9	18.3	18.1	17.8	17.4

Gross Profit	7.8	9.8	8.4	8.1	7.5	7.1	6.9
Gross Margin	31.5%	34.2%	30.7%	30.8%	29.3%	28.6%	28.4%
SG&A	3.7	4.4	3.7	3.7	3.8	3.9	3.9

EBIT	4.1	5.4	4.7	4.4	3.7	3.2	3.0
EBIT Margin	16.6%	18.8%	17.3%	16.7%	14.5%	13.0%	12.3%
Interest Expense	0.4	0.4	0.2	0.1	(0.0)	(0.0)	(0.1)
Other	0.0	(0.0)	0.0	0.0	0.0	0.0	0.0

Pretax Income	3.8	5.0	4.5	4.3	3.7	3.3	3.0
Pretax Margin	15.3%	17.6%	16.4%	16.3%	14.5%	13.1%	12.5%
Taxes	0.7	0.7	0.5	1.0	0.9	0.8	0.7
Effective Tax Rate	18.2%	13.0%	12.0%	24.0%	24.0%	24.0%	24.0%

Net Income	3.1	4.4	3.9	3.3	2.8	2.5	2.3
Net Margin	12.5%	15.3%	14.4%	12.4%	11.0%	10.0%	9.5%
Depreciation & Amortization	1.9	2.0	2.1	2.0	2.0	1.7	1.6

EBITDA	6.0	7.4	6.8	6.5	5.7	5.0	4.6
EBITDA Margin	24.3%	25.9%	24.8%	24.5%	22.2%	19.8%	19.0%
Capital Expenditures	0.9	1.2	1.5	1.8	1.9	1.6	1.4
Changes in Working Capital	1.1	2.8	0.1	0.1	0.1	0.1	0.1
Dividends Paid to Shareholders	3.4	5.4	2.6	2.2	1.9	1.6	1.5

Source:Deni Carburetor management, March 2003.

CONFIDENTIAL	33

Project Varsity

Deni Carburetor Financial Highlights

CONFIDENTIAL	34

Project Varsity

Deni Carburetor — Summary of Analysis

Analysis	(US$ in millions, except per share)

Analysis	Implied Enterprise Value	Cash	Debt	Implied Market Capitalization	Implied Contribution to EKC Price / Share
Discounted Dividend	NA	NA	NA	$10.2	$0.16
Discounted Cash Flow	$19.4	$2.7	$4.2	17.8	0.29
Precedent Transactions	20.4	2.7	4.2	18.9	0.30

Price / Share Calculation	(US$ in millions, except per share)

	Discounted Dividend	Discounted Cash Flow	Precedent Transactions
LTM EBITDA	NA	NA	$7.4
LTM EBITDA Multiple	NA	NA	2.75	x
PV of 2003-2007 Dividends / Cash Flows	$6.9	$11.8	NA
PV of Terminal Value	3.3	7.6	NA

Implied Enterprise Value	NA	19.4	$20.4
Less: Total Debt	NA	(4.2)	(4.2)
Plus: “Unrestricted” Cash	NA	2.7	2.7

Implied Market Capitalization	10.2	17.8	18.9
EKC Ownership Interest	28.0%	28.0%	28.0%
EKC Interest	$2.9	$5.0	$5.3
EKC’s Fully Diluted Shares (millions)	17.526	17.526	17.526
Implied Contribution to EKC’s Price / Share	$0.16	$0.29	$0.30
Selected Assumptions:
Discount Rate	20.0%	15.0%	NA
Perpetual Growth Rate	(1.0%)	(1.0%)	NA

Note:	Please see Appendices A & B for relevant company and precedent transaction analyses, as well as weighted average cost of capital analysis.

CONFIDENTIAL	35

Project Varsity

Deni Carburetor Discounted Cash Flow Model

Projected Cash Flows(1)	($ in millions, except per share)

	Ten Months 2003(2)	Projected Fiscal Year Ending December 31,				CAGR 2003–2007
		2004	2005	2006	2007
Revenue	$22.8	$26.4	$25.6	$24.9	$24.4	(2.8%)
EBITDA (including other income)	5.7	6.5	5.7	5.0	4.6	(9.1%)
Depreciation	(1.7)	(2.0)	(1.9)	(1.6)	(1.6)
Amortization	(0.0)	(0.1)	(0.1)	(0.1)	(0.1)

EBIT	3.9	4.4	3.7	3.2	3.0	(10.8%)
Unlevered Cash Taxes	(0.5)	(1.1)	(0.9)	(0.8)	(0.7)

NOPAT	3.5	3.4	2.8	2.5	2.3	(14.0%)
Depreciation	1.7	2.0	1.9	1.6	1.6
Amortization	0.0	0.1	0.1	0.1	0.1
Capital Expenditures	(1.3)	(1.8)	(1.9)	(1.6)	(1.4)
Working Capital Need	1.4	0.3	0.1	0.1	0.1
Allocation to Reserve Funds / Restricted Cash	(0.6)	(0.6)	(0.5)	(0.4)	(0.4)

Unlevered Free Cash Flow	4.7	3.3	2.6	2.2	2.2	(20.7%)
Present Value of Free Cash Flows	4.5	2.7	1.9	1.4	1.2

Present Value of Equity @ 2/28/03

Perpetual Growth
PV of 2003–2007 Free Cash Flows	$11.8
PV of Terminal Value	7.6

Implied Enterprise Value	$19.4
Less: Total Debt	(4.2)
Plus: “Unrestricted” Cash	2.7

Implied Market Capitalization	$17.8
EKC Ownership Interest	28.0%
EKC Interest	5.0
Net Fully Diluted Shares (millions)	17.526
Implied Price / Share	$0.29

Implied Price / Share

	Perpetual Growth Rate of Unlevered Free Cash Flow
WACC	(2.0%)	(1.5%)	(1.0%)	(0.5%)	0.0%
14.0%	$0.29	$0.30	$0.30	$0.31	$0.31
14.5	0.28	0.29	0.29	0.30	0.30
15.0	0.28	0.28	0.29	0.29	0.29
15.5	0.27	0.27	0.28	0.28	0.29
16.0	0.26	0.27	0.27	0.27	0.28

DCF Assumptions

Weighted Average Cost of Capital(3)	15.0%
Perpetual Growth Rate of Free Cash Flows(4)	(1.0%)
Implied Terminal EBITDA Multiple	3.0	x
Assumed Debt / Total Capitalization(5)	33.0%
Assumed Cost of Debt(5)	6.0%

(1)	Source: Deni Carburetor management, March 2003.
(2)	Represents ten months or 83.3% of budgeted 2003 results.
(3)	See Appendix B for weighted average cost of capital analysis.
(4)	Perpetual growth rate determined based on qualitative assessment of long-term Company and industry prospects along with management feedback.
(5)	Derived from the estimated average capital structure of each of the four joint ventures.

CONFIDENTIAL	36

Section 3-E

ECI Metro

Project Varsity

ECI Metro

Business and Market Description

ECI Metro is an authorized Caterpillar dealership with exclusive territory rights in seven regions in Western China. The Company sells heavy duty equipment including excavators and tractors as well as power generation equipment.

Ownership Interest / Board Representation

	Ek Chor	Metro Tractor Company
Ownership Interest	50%	50%
Board Representation (Seats)	3	4
Management Appointment	Finance DGM	General Manager

Term of Operating Agreement

Authorized dealership with exclusive rights to operating territories with an initial term expiring in 2045.

Summary Income Statement	(US$ in millions)

	Fiscal Year Ended December 31,
	2001A	2002A	2003E
Revenue	$31.1	$48.7	$61.8
Revenue Growth	NA	56.7%	26.8%
Cost of Goods Sold	27.0	42.2	53.8

Gross Profit	4.1	6.5	8.0
Gross Margin	13.1%	13.3%	12.9%
SG&A	3.6	6.0	6.7

EBIT	0.4	0.5	1.3
EBIT Margin	1.4%	1.0%	2.0%
Depreciation & Amortization	0.0	0.3	0.3

EBITDA	0.4	0.8	1.6
EBITDA Margin	1.4%	1.7%	2.6%

Summary Balance Sheet

Feb 28, 2003
“Unrestricted” Cash(2)	$11.0
“Restricted” Cash(3)	0.2
Receivables	5.9
Inventory	7.2
Other Current Assets	0.3
PP&E	3.3
Other Non-Current Assets	1.0

Total Assets	$28.9

Accounts Payable	$10.2
Other Current Liabilities	0.8
Debt	5.5

Total Liabilities	16.6
Minority Interest	0.0
Equity(4)	12.3

Liabilities and Equity	$28.9

(1)	Source: ECI Metro management, March 2003.
(2)	“Unrestricted” cash equals total cash less “Restricted” cash.
(3)	“Restricted” cash is unavailable for distribution to shareholders due to PRC joint venture rules relating to reserve accounts. ECI Metro estimates that as of February 2003, reserve accounts include $0.1 million in the Reserve Fund and $0.1 million in the Enterprise Expansion Fund. ECI Metro expects to allocate 10% of net income to the Reserve Fund and 5% of net income to the Enterprise Expansion Fund. For purposes of our analysis, “Restricted” cash is assumed to be unavailable for distribution to shareholders, except with respect to the Reserve Fund and Enterprise Expansion Fund upon dissolution of the joint venture.
(4)	Includes amounts allocated to Reserve and Enterprise Expansion Funds.

CONFIDENTIAL	37

Project Varsity

ECI Metro Strengths and Weaknesses

•	Strengths / Opportunities

•	Exclusive sales territories throughout nine provinces and autonomous regions in Western China

–	Western China expected to have strong growth, requiring heavy investment in infrastructure development / construction

•	Caterpillar brand name

–	Caterpillar support personnel and commitment

•	Rated among Caterpillar’s top performing dealers in China

•	Weaknesses / Risks

•	Highly dependent on Caterpillar

–	Pricing is effectively controlled by Caterpillar

–	ECI Metro is unprofitable without Caterpillar “rebates”

•	Expansion may be costly and difficult

–	Caterpillar controls exclusive sales territories

–	Competition for additional Caterpillar sales territories is fierce

–	High working capital requirements / inventory costs

•	Fierce competition

–	Komatsu, Toshiba, Kobelco, Hyundai and Daewoo, among others

CONFIDENTIAL	38

Project Varsity

ECI Metro Summary Financial Results

Income Statement and Selected Cash Flow Items				(US$ in millions)

	Fiscal Year Ended December 31,		Projected Fiscal Year Ending December 31,
	2001	2002	2003	2004	2005	2006	2007
Revenue	$31.1	$48.7	$61.8	$70.3	$76.4	$83.4	$89.5
Revenue Growth	NA	56.7%	26.8%	13.8%	8.7%	9.2%	7.2%
Cost of Goods Sold	27.0	42.2	53.8	62.0	67.6	73.9	79.3

Gross Profit	4.1	6.5	8.0	8.3	8.8	9.6	10.2
Gross Margin	13.1%	13.3%	12.9%	11.9%	11.6%	11.5%	11.4%
SG&A	3.6	6.0	6.7	6.9	7.3	7.7	8.1

EBIT	0.4	0.5	1.3	1.4	1.6	1.9	2.1
EBIT Margin	1.4%	1.0%	2.0%	2.0%	2.0%	2.3%	2.3%
Interest Expense	0.2	0.1	0.0	(0.0)	(0.1)	(0.1)	(0.1)
Other expense (income)	(0.0)	(1.1)	(0.5)	(0.2)	0.1	0.1	0.2

Pretax Income	0.2	1.6	1.7	1.6	1.5	1.8	2.0
Pretax Margin	0.8%	3.3%	2.8%	2.3%	2.0%	2.2%	2.3%
Taxes	(0.1)	0.1	0.4	0.4	0.4	0.5	0.5
Effective Tax Rate	(27.8%)	5.8%	25.0%	25.0%	25.0%	25.0%	25.0%

Net Income	0.3	1.5	1.3	1.2	1.1	1.4	1.5
Net Margin	1.0%	3.1%	2.1%	1.7%	1.5%	1.7%	1.7%
Depreciation & Amortization	0.0	0.3	0.3	0.3	0.3	0.4	0.4

EBITDA	0.4	0.8	1.6	1.7	1.9	2.3	2.5
EBITDA Margin	1.4%	1.7%	2.6%	2.4%	2.4%	2.7%	2.8%
Capital Expenditures	NA	(0.8)	(0.7)	(0.8)	(1.0)	(0.9)	(0.7)
Changes in Working Capital	NA	6.2	(4.7)	(0.7)	0.2	(0.0)	(0.3)
Dividends Paid to Shareholders	NA	NA	0.0	0.0	0.0	0.0	0.0

Source:	ECI Metro management, March 2003.

CONFIDENTIAL	39

Project Varsity

ECI Metro — Summary of Analysis

Analysis				(US$ in millions, except per share)

Analysis	Implied Enterprise Value	Cash	Debt	Implied Market Capitalization	Implied Contribution to EKC Share Value
Discounted Dividend	NA	NA	NA	$3.4	$0.10
Discounted Cash Flow	$1.7	$11.0	$5.5	7.2	0.20
Precedent Transactions	2.7	11.0	5.5	8..2	0.23

Price / Share Calculation	(US$ in millions, except per share)

	Discounted Dividend	Discounted Cash Flow	Precedent Transactions
LTM EBITDA	NA	NA	$0.8
LTM EBITDA Multiple	NA	NA	3.25	x
PV of 2003 - 2007 Dividends	$0.0	($2.3)	NA
PV of Terminal Value(1)	3.4	4.0	NA

Implied Enterprise Value	NA	1.7	$2.7
Less: Total Debt	NA	(5.5)	(5.5)
Plus: “Unrestricted” Cash	NA	11.0	11.0

Implied Market Capitalization	3.4	7.2	8.2
EKC Ownership Interest	50.0%	50.0%	50.0%
EKC Interest	$1.7	$3.6	$4.1
EKC’s Fully Diluted Shares (millions)	17.526	17.526	17.526
Implied Contribution to EKC’s Price / Share	$0.10	$0.20	$0.23
Selected Assumptions:
Discount Rate	20.0%	15.0%	NA
Perpetual Growth Rate	4.0	4.0	NA

Note:	Please see Appendices A & B for relevant company and precedent transaction analyses, as well as weighted average cost of capital analysis.
(1)	Assumes dividends in 2008 and beyond of 75% of net income.

CONFIDENTIAL	40

Project Varsity

ECI Metro Discounted Cash Flow Model

Projected Cash Flows(1)	($ in millions, except per share)

	Ten Months 2003(2)	Projected Fiscal Year Ending December 31,				CAGR 2003–2007
		2004	2005	2006	2007
Revenue	$51.5	$70.3	$76.4	$83.4	$89.5	9.7%
EBITDA (including other income)	1.3	1.7	1.9	2.3	2.5	12.2%
Depreciation	(0.3)	(0.2)	(0.3)	(0.4)	(0.4)
Amortization	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)

EBIT	1.1	1.4	1.6	1.9	2.1	13.4%
Unlevered Cash Taxes	0.1	0.4	0.4	0.5	0.5

NOPAT	1.0	1.1	1.2	1.4	1.6	7.1%
Depreciation	0.3	0.2	0.3	0.4	0.4
Amortization	0.0	0.0	0.0	0.0	0.0
Capital Expenditures	(0.6)	(0.8)	(1.0)	(0.9)	(0.7)
Working Capital Need	(3.9)	(0.7)	0.2	(0.0)	(0.3)
Allocation to Reserve Funds / Restricted Cash	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

Unlevered Free Cash Flow	(3.4)	(0.3)	0.5	0.6	0.8	22.2%
Present Value of Free Cash Flows	(3.2)	(0.3)	0.4	0.4	0.4

Present Value of Equity @ 2/28/03

Perpetual Growth
PV of 2003–2007 Free Cash Flows	($2.3)
PV of Terminal Value(3)	4.0

Implied Enterprise Value	1.7
Less: Total Debt	(5.5)
Plus: “Unrestricted” Cash	11.0

Implied Market Capitalization	7.2
EKC Ownership Interest	50.0%
EKC Interest	$3.6
Net Fully Diluted Shares (millions)	17.526
Implied Price / Share	$0.20

Implied Price / Share

	Perpetual Growth Rate of Unlevered Free Cash Flow
WACC	3.0%	3.5%	4.0%	4.5%	5.0%
14.0%	$0.21	$0.21	$0.22	$0.23	$0.24
14.5	0.20	0.21	0.21	0.22	0.23
15.0	0.19	0.20	0.20	0.21	0.22
15.5	0.19	0.19	0.20	0.20	0.21
16.0	0.18	0.19	0.19	0.20	0.20

DCF Assumptions

Weighted Average Cost of Capital(3)	15.0%
Perpetual Growth Rate of Free Cash Flows(4)	4.0%
Implied Terminal EBITDA Multiple	2.9	x
Assumed Debt / Total Capitalization(5)	33.0%
Assumed Cost of Debt(5)	6.0%

(1)	Source: ECI Metro management, March 2003.
(2)	Represents ten months or 83.3% of budgeted 2003 results.
(3)	See Appendix B for weighted average cost of capital analysis.
(4)	Perpetual growth rate determined based on qualitative assessment of long-term Company and industry prospects along with management feedback.
(5)	Derived from the estimated average capital structure of each of the four joint ventures.

CONFIDENTIAL	41

Section 3-F

Corporate

Project Varsity

EKC Corporate Summary Financial Results

Income Statement	(US$ in millions)

	Fiscal Year Ended December 31,		Projected Fiscal Year Ending December 31,
	2001	2002	2003	2004	2005	2006	2007
Shanghai Machinery	$8.1	$7.2	$6.5	$6.6	$6.6	$6.2	$6.0
Luoyang Motorcycle	(1.7)	0.1	2.0	2.1	2.3	2.3	2.4
Deni Carburetor	0.9	1.2	1.1	0.9	0.8	0.7	0.6
ECI Metro	(0.1)	0.9	0.7	0.6	0.6	0.7	0.8

EKC Share of Income from JVs	$7.0	$8.9	$10.3	$10.2	$10.2	$9.8	$9.8
Gain on Disposals	0.0	2.2	0.0	0.0	0.0	0.0	0.0
Interest Income	0.7	0.3	0.8	0.9	0.9	1.0	1.1
Other Income	0.2	0.1	0.0	0.0	0.0	0.0	0.0

Total Revenue	7.8	11.6	11.1	11.1	11.2	10.9	10.9
General and Administrative	3.3	5.3	5.4	4.3	4.5	4.6	4.7

Income before Minority Interest	4.5	6.2	5.6	6.7	6.7	6.3	6.2
Minority Interest	0.1	0.2	0.0	0.0	0.0	0.0	0.0

Net Income	4.6	6.4	5.6	6.7	6.7	6.3	6.2
Earnings per Share	$0.26	$0.37	$0.32	$0.38	$0.38	$0.36	$0.35

Source:	EKC management estimates, March 2003; adjusted for certain one-time charges in 2003 and estimated bonus incentives in 2003-2007.

CONFIDENTIAL	42

Project Varsity

EKC Corporate Discounted Cash Flow Model

Projected Cash Flows(1)	(US$ in millions, except per share)

	Ten Months 2003(2)	Projected Fiscal Year Ending December 31,				CAGR 2003-2007
		2004	2005	2006	2007
SG&A Expense	($4.5)	($4.3)	($4.5)	($4.6)	($4.7)	3.6%
Taxes	0.0	0.0	0.0	0.0	0.0

Net Expense (Cash Flow)	($4.5)	($4.3)	($4.5)	($4.6)	($4.7)	3.6%
Present Value of Net Expense (Cash Flow)	(4.3)	(3.4)	(2.9)	(2.5)	(2.1)

Present Value of Equity @ 2/28/03

Perpetual Growth
PV of 2003-2007 Free Cash Flows	($15.2)
PV of Terminal Value(3)	(12.1)

Implied Enterprise Value	(27.3)
Less: Total Debt	0.0
Plus: “Unrestricted” Cash	35.9
Plus: Non-Cash Generating Assets	2.6

Implied Market Capitalization	11.2
Net Fully Diluted Shares (millions)	17.526
Implied Price / Share	$0.64

Implied Price / Share

	Perpetual Growth Rate of Unlevered Free Cash Flow
WACC	1.0%	1.5%	2.0%	2.5%	3.0%
19.0%	$0.61	$0.58	$0.56	$0.53	$0.50
19.5	0.65	0.62	0.60	0.58	0.55
20.0	0.68	0.66	0.64	0.62	0.59
20.5	0.72	0.70	0.68	0.66	0.63
21.0	0.75	0.73	0.71	0.69	0.67

DCF Assumptions

Weighted Average Cost of Capital(3)	20.0%
Perpetual Growth Rate of Free Cash Flows(4)	2.0%
Implied Terminal EBITDA Multiple	NM
Assumed Debt / Total Capitalization	0.0%
Assumed Cost of Debt	NA

(1)	Source: EKC management, March 2003.
(2)	Represents ten months or 83.3% of budgeted 2003 results.
(3)	See Appendix B for weighted average cost of capital analysis.
(4)	Perpetual growth rate determined based on qualitative assessment of long-term Company and industry prospects along with management feedback.

CONFIDENTIAL	43

Appendices

Appendix A

Relevant Company and Precedent Transaction Analyses

Project Varsity

Relevant Company Analysis

Relevant Company Analysis								(US$ in millions, except per share)

	Ticker	Price(1)	Market Capitalization	Enterprise Value	Enterprise Value /EBITDA			Price / Earnings			5-Year EPS Growth Rate
					CY 2002E	CY 2003E	CY 2004E	CY 2002E	CY 2003E	CY 2004E
Autoliv	ALV	$21.24	$2,084.4	$2,989.6	5.2x	5.0x	4.7x	11.5x	11.1x	10.4x	NA
BorgWarner	BWA	50.25	1,360.5	1,970.6	5.1	5.3	5.4	9.0	8.1	7.3	12.8%
Dana Corp	DCN	7.60	1,129.4	4,167.4	4.3	5.1	4.5	6.6	6.6	5.2	10.0
Delphi	DPH	7.60	4,243.9	5,995.9	3.1	3.0	2.7	8.3	8.5	6.9	9.7
Intermet	INMT	3.98	101.5	378.3	4.3	NA	NA	11.4	17.3	10.5	1.0
Lear	LEA	38.64	2,586.9	4,669.2	4.5	4.6	NA	8.3	7.5	6.9	11.0
Modine	MODI	16.77	567.7	590.3	5.4	NA	NA	18.8	NM	NM	NA
Stoneridge	SRI	10.01	224.2	447.9	4.2	4.6	4.0	9.2	10.4	7.9	31.0
Superior Industries	SUP	37.69	1,026.4	886.7	6.3	5.1	4.1	13.0	11.4	9.9	13.8
Tenneco	TEN	2.55	107.0	1,517.0	5.0	4.3	4.0	8.8	5.5	4.3	11.0
Tower	TWR	2.40	136.1	1,206.4	4.1	3.9	3.2	2.4	3.1	2.2	14.3
Visteon	VC	6.38	834.0	1,202.0	1.6	1.8	NA	14.8	30.4	11.6	12.4
High					6.3x	5.3x	5.4x	18.8x	30.4x	11.6x	31.0%
Mean					4.4	4.3	4.1	10.2	10.9	7.5	12.7
Harmonic Mean					3.9	3.8	3.9	8.0	7.9	6.0	5.8
Low					1.6	1.8	2.7	2.4	3.1	2.2	1.0

(1)	Source: FactSet, April 8, 2003.

CONFIDENTIAL	44

Project Varsity

Selected Precedent M&A Transactions

Precedent Transaction Analysis					(US$ in millions)

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Transaction Value	Target EBITDA	Transaction Value / EBITDA
2/5/03	Astra International	Cycle & Carriage (Mauritius) Ltd	3.2%	$80.5	$326.2	7.8x
1/29/03	Fuji Univance Corp	I S Precision Machinery Inc	11.6	4.6	20.6	1.9
8/28/02	Unisia Jecs Corp	Hitachi Ltd	83.3	185.3	105.1	2.1
8/20/02	Tochigi Fuji Industrial	GKN Automotive International	33.3	38.3	21.0	5.5
7/5/02	Pacific Dunlop Ltd	Shamrock Holdings of CA Inc	14.2	53.6	87.9	4.3
7/5/02	Jeco Co Ltd	Denso Corp	13.8	5.9	8.9	4.8
3/25/02	Fuji Kiko Co Ltd	Koyo Seiko Co Ltd	23.7	15.6	26.0	2.5
3/22/02	Bosch Braking Systems Co Ltd	Bosch Automotive Systems Corp	51.6	63.7	44.6	2.8
11/22/01	Kiriu Corp	Unison Industrial Partners	95.4	56.8	20.1	3.0
8/13/01	Tochigi Fuji Industrial	GKN Automotive International	100.0	17.1	21.0	0.8
7/6/01	Tennex Corp	Mahle Filtersysteme GmbH	36.6	23.7	35.6	1.8
5/7/01	Bosch Automotive Systems Corp	Robert Bosch GmbH	8.8	45.0	79.9	6.4
			High			7.8x
			Mean			3.6
			Harmonic Mean			2.5
			Low			0.8

Source:	SDC, April 8, 2003.

CONFIDENTIAL	45

Project Varsity

Premiums Paid Analysis — Minority Buy-in Transactions

Premiums Paid Analysis				($ in millions)

Announcement Date	Target		Acquiror		Transaction Value	Premium
	Ticker	Name	Ticker	Name		1 day	30 day
3/26/03		InvestorsBancorp		Investor Group	$5.8	0.0%	6.0%
3/21/03	TROY	Troy Group Inc		Dirk Inc	10.1	86.2	72.0
2/20/03		Riverside Group Inc		Investor	0.1	0.0	33.3
1/22/03		Printcafe Software Inc		Creo Inc	6.3	0.0	22.6
1/13/03		Next Level Communications Inc	MOT	Motorola Inc	27.6	29.7	42.2
10/11/02	LAND	Landair Corp		Investor Group	19.7	25.0	24.9
9/19/02	WJCI	WJ Communications Inc		Fox Paine & Co LLC	21.5	0.9	31.0
9/3/02	SAND	Sandata Technologies Inc		Sandata Acquisition Corp	1.6	32.6	51.6
8/14/02	FBA	First Banks America Inc	FBNKO	First Banks Inc	26.2	0.5	1.1
8/13/02	RBBR	R-B Rubber Products Inc		Dash Multi-Corp Inc	3.0	83.0	75.0
5/16/02	ELIX	Electric Lightwave Inc	CZN	Citizens Communications Co	5.9	105.9	(10.3)
5/16/02	BAL	Balanced Care Corp		IPC Advisors SARL	4.0	150.0	150.0
4/18/02	PRTS	Partsbase Inc		Investor Group	7.3	36.4	94.8
3/14/02	KPT	Konover Property Trust Inc		Investor Group	26.6	20.0	16.7
3/8/02	HPACE	Hawker Pacific Aerospace		Lufthansa Technik AG	8.5	2.5	25.5
11/9/01	TFG	Thermo Fibergen Inc	KAI	Kadant Inc	2.7	7.6	1.2
10/30/01	IOT	Income Opportunity Realty Inv		Sutter Capital Management LLC	38.4	46.5	97.7
10/15/01	IICR	IIC Industries Inc		CP Holdings Ltd	12.0	(16.0)	(22.2)
9/18/01	OGNC	Organic Inc		Seneca Investments LLC	5.8	13.8	(17.5)
8/22/01	HMSV	Homeservices Com Inc	MEC	MidAmerican Energy Holdings Co	32.9	38.8	56.5
8/21/01	SPLI	Spectra Physics Inc	TMO	Thermo Electron Corp	70.9	27.8	(7.9)
8/1/01	NHCI	National Home Centers Inc		Dwain Neumann	3.7	26.1	33.3
7/16/01	PPOD	Peapod Inc (Koninklijke)	AHO	Koninklijke Ahold NV	34.2	72.0	90.3
5/22/01	QUIZ	Quizno’s Corp		Investor Group	12.5	14.9	15.2
5/14/01	ACOM	Agency.com Ltd		Seneca Investments LLC	53.8	63.4	161.7
5/9/01	FOOD	Pierre Foods Inc		Investor Group	5.3	53.9	150.0
1/16/01	LFAY	Leslie Fay Co Inc		Investor Group	10.5	73.9	60.0

Source:	SDC, April 8, 2003. Includes all cash transactions with valuations less than $100 million.

CONFIDENTIAL	46

Project Varsity

Premiums Paid Analysis — Minority Buy-in Transactions (cont.)

Premiums Paid Analysis				($ in millions)

Announcement Date	Target		Acquiror		Transaction Value	Premium
	Ticker	Name	Ticker	Name		1 day	30 day
12/20/00	VSHP	Vitaminshoppe.com Inc		Vitamin Shoppe Industries Inc	$7.3	220.0%	166.7%
12/14/00	NPCI	NPC International Inc		O Gene Bicknell	93.6	11.3	32.0
11/10/00	HOLT	Holt’s Cigar Holding Inc		HCH Acquisition Corp	11.3	57.1	54.4
11/6/00	ELET	Ellott Brothers Inc		Investor Group	4.7	13.8	28.0
10/27/00	NTRL	Neutral Posture Ergonomics Inc		Investor Group	2.2	19.7	41.1
10/25/00	UNO	Uno Restaurant Corp		Investor Group	45.4	33.3	43.1
10/25/00	PCOR	pcOrder.com		Trilogy Software Inc	48.3	85.5	55.7
10/17/00	TXM	Trex Medical Corp (ThermoTrex)	TMO	Thermo Electron Corp	16.1	(46.3)	(25.2)
9/1/00	MQC	Minolta-QMS Inc (Minolta Co)		Minolta Investments Co	34.6	100.0	95.9
8/28/00	JRJR	800-JR Cigar Inc		Investor Group	33.3	20.9	18.2
7/20/00	JLK	JLK Direct Distribution Inc	KMT	Kennametal Inc	36.5	48.9	68.7
7/11/00	IHHI	In Home Health Inc	HCR	Manor Care Inc	21.0	23.3	23.3
6/22/00	AMEP	American Educational Products		G C Associates Holding Corp	5.0	3.9	5.3
5/4/00	PGEI	Petroglyph Energy Inc		Intermountain Industries	9.6	42.5	75.4
1/31/00	MKA	Metrika Systems Corp	THI	Thermo Instrument Systems Inc	14.2	(6.5)	46.9
1/31/00	SUNL	Sunrise Intl Leasing Inc		King Management Corp	17.0	(4.6)	1.2
1/31/00	TDX	Thermedics Detection Inc	TMD	Thermedics (Thermo Electron)	17.0	0.8	14.3
1/31/00	ONX	ONIX Systems Inc	THI	Thermo Instrument Systems Inc	23.1	2.9	38.5
1/31/00	TOC	Thermo Optek Corp	THI	Thermo Instrument Systems Inc	51.8	6.7	41.2
1/31/00	TSR	Thermo Sentron Inc (Thermedics)	TMD	Thermedics (Thermo Electron)	30.7	7.4	6.9
1/31/00	TMQ	ThermoQuest Corp	THI	Thermo Instrument Systems Inc	96.9	36.0	61.9
1/19/00	CNNG	Conning Corp		Metropolitan Life Insurance Co	74.3	15.6	52.1
				Average		34.4%	44.9%
				Median		23.3	38.5

Source:	SDC, April 8, 2003. Includes all cash transactions with valuations less than $100 million.

CONFIDENTIAL	47

Project Varsity

Premiums Paid Analysis — Minority Buy-In Transactions

CONFIDENTIAL	48

Project Varsity

Premiums Paid Analysis — Minority Buy-In Transactions

CONFIDENTIAL	49

Appendix B

Weighted Average Cost of Capital Analysis

Project Varsity

Weighted Average Cost of Capital Analysis

Assumptions

	China	Adjusted U.S.
Tax Rate for EKC(1)	0.0%	0.0%
Risk-free Rate of Return (20-yr)(2)	6.9	4.9
Market Risk Premium(3)	11.1	7.0
Micro-Cap Premium	3.5	3.5
Industry D/(D+E)	NA	53.2
Industry Cost of Debt	NA	7.9

U.S.-Listed Auto Supply Company Beta Analysis				(US$ in millions)

	Ticker	Levered Beta	Debt	Market Capitalization(4)	Debt / Equity Value	Unlevered Beta
Autoliv	ALV	1.08	$965.7	$2,084.4	46.3%	0.81
Borgwarner	BWA	1.13	646.7	1,360.5	47.5	0.86
Dana Corp	DCN	1.45	3,502.0	1,129.4	310.1	0.44
Delphi	DPH	1.13	2,766.0	4,243.9	65.2	0.79
Internet	INMT	1.06	280.1	101.5	276.1	0.38
Lear	LEA	1.24	2,174.0	2,586.9	84.0	0.80
Modine Manufacturing	MODI	1.16	113.0	567.7	19.9	1.02
Stoneridge	SRI	0.60	250.9	224.2	111.9	0.35
Superior Industries	SUP	1.01	0.0	1,026.4	0.0	1.01
Tenneco Automotive	TEN	1.37	1,445.0	107.0	1,349.0	0.13
Tower Automotive	TWR	1.22	837.5	136.1	615.2	0.18
Visteon	VC	1.23	1,646.0	834.0	197.4	0.53

WACC Analysis

	Industry		Estimated EKC		Estimated Joint Venture(5)
	Adjusted China	Adjusted U.S.	Adjusted China	Adjusted U.S.	Adjusted China	Adjusted U.S.
Market Risk Premium	11.1%	7.0%	11.1%	7.0%	11.1%	7.0%
Unlevered Beta (U.S.)	0.64	0.64	0.84	0.84	0.84	0.84

Adjusted Market Risk Premium	7.1%	4.5%	9.3%	5.9%	9.3%	5.9%
Risk-free Rate of Return (20-yr)	6.9	4.9	6.9	4.9	6.9	4.9
Micro-Cap Premium	3.5	3.5	3.5	3.5	3.5	3.5
China Risk Premium	NA	7.0	NA	7.0	NA	7.0

Cost of Equity	17.5	19.9	19.8	21.3	19.8	21.4
Equity Weight	100.0	100.0	100.0	100.0	67.0	67.0

Cost of Equity	17.5%	19.9%	19.8%	21.3%	13.2%	14.3%
Industry Cost of Debt	NA	NA	NA	NA	6.0	6.0
Company Tax Rate	NA	NA	NA	NA	26.3	26.3
After-tax Cost of Debt	NA	NA	NA	NA	4.4	4.4
Debt Weight	NA	NA	NA	NA	33.0	33.0
Cost of Debt	0.0%	0.0%	0.0%	0.0%	1.5%	1.5%

WACC	17.5%	19.9%	19.8%	21.3%	14.7%	15.8%

(1)	Bermuda corporations are not subject to income or capital gains taxes; joint venture income is subject to a 33% statutory rate governed by the laws of the PRC.
(2)	As of April 8, 2003.
(3)	Source: Ibbotson, 2003.
(4)	As of April 8, 2003.
(5)	Derived by applying EKC’s beta and the estimated average capital structure of each of the four joint ventures.

CONFIDENTIAL	50